Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Mar 31, 2001
Payment Date	Apr 16, 2001

Calculation of Interest Expense

Index (LIBOR)	5.163750%
Accrual end date, accrual beginning date and days in Interest Period	Apr 16, 2001	Mar 15, 2001	32
	Class A			Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	112,784,792			75,943,935	7,594,393	20,659,551
Previously unpaid interest/yield	0			0	0
Spread to index	0.22%			0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	5.383750%			5.763750%	6.163750%
Interest/Yield Payable on the Principal Balance	539,738			389,086	41,609
Interest on previously unpaid interest/yield	0			0	0
Interest/Yield Due	539,738			389,086	41,609
Interest/Yield Paid	539,738			389,086	41,609

Summary

Beginning Security Balance	112,784,792			75,943,935	7,594,393	20,659,551
Beginning Adjusted Balance	112,784,792			75,943,935	7,594,393
Principal Paid	3,652,320			2,458,960	245,896	713,629
Ending Security Balance	109,132,471			73,484,974	7,348,497	19,991,126
Ending Adjusted Balance	109,132,471			73,484,974	7,348,497
Ending Certificate Balance as % Participation Interest Invested Amount					3.5000%
Targeted Balance	109,177,676			73,484,974	7,348,497
Minimum Adjusted Balance				49,000,000	4,900,000	13,300,000
Certificate Minimum Balance					6,362,539
Ending OC Amount as Holdback Amount						19,991,126
Ending OC Amount as Accelerated Prin Pmts						0

Beginning Net Charge offs	0			0	0	0
Reversals	0			0	0	0
Charge offs	0			0	0	0
Ending Net Charge Offs	0			0	0	0

Interest/Yield Paid per $1000	$1			$3	$2
Principal Paid per $1000	$6			$18	$10